Exhibit 99.1

Super League Reports Second Quarter 2026 Financial Results, Highlighted by Improving Margins and Operating Performance

Net Revenue increases 16% sequentially as gross margin expands five percentage points to 41%

Adjusted EBITDA improves approximately 20% year-over-year as Company maintains disciplined cost structure

SANTA MONICA, Calif., August 14, 2026 (GLOBE NEWSWIRE) – Super League (Nasdaq: SLE) (the “Company”), an audience intelligence and media activation company trusted by global brands to reach and engage people who play video games across the digital advertising landscape, today announced financial results for the second quarter ended June 30, 2026, reflecting continued operating progress despite a challenging advertising environment.

Gross revenue for Q2 2026 was approximately $3.0 million, essentially flat both year-over-year and sequentially. Net revenue increased 16% sequentially to approximately $1.24 million from $1.08 million in Q1 2026, while gross margin expanded to 41% from 36%, reflecting continued progress in the quality and economics of the Company’s revenue mix and delivery model.

Adjusted EBITDA improved approximately 20% year-over-year, to a loss of approximately $1.7 million compared with a loss of approximately $2.1 million in the prior-year quarter.

Matt Edelman, Chief Executive Officer of Super League, stated:

“Q2 was a quarter of resilience and continued operating progress. While gross revenue remained essentially flat in a challenging advertising environment, we made meaningful progress beneath the top line. Net revenue increased 16% sequentially, gross margin expanded by five percentage points, and Adjusted EBITDA improved approximately 20% year-over-year.”

“We also took important steps to strengthen the underlying business. We successfully integrated the Misfits Ads assets acquired on May 1st of this year without increasing our overall cost base, expanded our programmatic and turnkey media capabilities, and upgraded our commercial organization with new revenue leadership and experienced sales talent. As of July 31, our weighted pipeline per seller for opportunities through year-end increased approximately 57% from the level reported following Q1.”

“We entered 2026 saying our focus had shifted from stabilization to execution. Halfway through the year, we believe the business is stronger, our commercial capabilities are broader, and our financial foundation is healthier. We remain focused on achieving Adjusted EBITDA profitability in the fourth quarter and believe the gains we are seeing in margin, operating efficiency and commercial activity continue to support that objective.”

Expanding Revenue Capabilities and Commercial Momentum

Super League completed its acquisition of the Misfits Ads assets on May 1, 2026, and integrated the assets into Super League’s operations without increasing the Company’s overall cost base. The acquisition expands Super League’s programmatic advertising and turnkey media capabilities, adding solutions that require less operational support, are generally higher margin, and have the potential to become more predictable sources of revenue.

The Company recently launched its Youth and Family Marketplace, providing advertisers with a single point of access to kid-safe media across gaming channels through both programmatic buying and Super League’s managed-services team. The offering advances the revenue diversification strategy behind the Misfits Ads acquisition and expands the range of advertiser objectives the Company can address across gaming and digital media.

Super League also upgraded its commercial organization during and following the second quarter, adding new revenue leadership and experienced sales talent across key U.S. advertising markets, while maintaining headcount at approximately pre-transaction levels. As of July 31, weighted pipeline per seller for opportunities through year-end was approximately $2.8 million, an increase of approximately 57% from the $1.78 million reported following Q1.

Continued Financial Strength

Super League ended Q2 with approximately $6.7 million in cash and investments, compared with approximately $475,000 as of June 30, 2025. During the quarter, the Company also redeemed its remaining preferred stock, leaving no preferred shares outstanding for the first time in several years.

Together with the elimination of the Company’s debt in 2025 and continued discipline around operating expenses, these actions have significantly strengthened Super League’s financial foundation. The Company continues to believe its existing liquidity is sufficient to fund ongoing operations for the foreseeable future and does not anticipate needing to raise additional capital to support the operating business.

The Company will host a webinar at 8:30 am Eastern Daylight Time today, August 14, 2026, to discuss financial results, provide a corporate update and end with a question-and-answer session. To participate, please use the following information.

Super League Second Quarter 2026 Earnings Webinar

Date:	Friday, August 14, 2026
Time:	8:30 am Eastern Time
Dial-in:	1-877-407-0779
International Dial-in:	1-201-389-0914
Webinar:	Register Here

A replay will be available within 24 hours after the webinar and can be accessed here or on the Company’s investor relations website at https://ir.superleague.com/.

For any questions related to the Company’s second quarter 2026 financial results, please contact abrosey@intelligentiratx.com.

About Super League

Super League (Nasdaq: SLE) connects brands with the 3.5 billion-person global gaming population through advertising and branded content programs across gaming and digital media platforms. The Company generates revenue by delivering these programs through proprietary interactive formats, creator content, immersive experiences, data-driven insights, and strategic campaign services designed to improve marketing performance. By translating player behavior into actionable intelligence, Super League serves as a trusted partner helping brands reach and influence consumers who play video games. With a deep understanding of this highly engaged yet under-monetized audience, Super League is positioned to capture an increasing share of brand advertising spend as the market evolves.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.

Forward Looking Statements can be identified by words such as “anticipate,” “intend,” "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Forward-looking statements include all statements other than statements of historical fact, including, without limitation, all statements regarding the private placement, including expected proceeds, Super League’s ability to maintain compliance with the Listing Rules of the Nasdaq Capital Market, statements regarding expected operating results and financial performance (including the Company’s commitment to and ability to achieve Adjusted EBITDA-positive results in Q4), strategic transactions and partnerships, and capital structure, liquidity, and financing activities. These statements are based on current expectations, estimates, forecasts, and projections about the industry and markets in which the Company operates, management’s current beliefs, and certain assumptions made by the Company, all of which are subject to change.

Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors that are difficult to predict, and that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Important factors include, but are not limited to: the Company’s ability to adequately utilize the funds received recent financings; the Company’s ability to execute on cost reduction initiatives and strategic transactions; customer demand and adoption trends; the timing, outcome, and enforceability of any patent applications; the ability to successfully integrate new technologies and partnerships; platform, regulatory, macroeconomic and market conditions; the Company’s ability to maintain compliance with Nasdaq Capital Market continued listing standards; access to, and the cost of, capital; and the other risks and uncertainties described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal years ended December 31, 2025, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, and other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Investor Relations Contact:

Allan Rosenthal

Intelligent IR ATX

abrosey@intelligentiratx.com

SUPER LEAGUE ENTERPRISE, INC.

CONDENSED          BALANCE SHEETS

(In U.S. dollars, rounded to the nearest thousands, except share and per share data)

(UNAUDITED)

	June 30,2026	December 31, 2025
Assets
Cash and cash equivalents	$1,127,000	$14,390,000
Marketable securities, available-for-sale	5,527,000	-
Accounts receivable	1,573,000	2,346,000
Contract assets	1,229,000	107,000
Prepaid expenses and other current assets	1,071,000	1,369,000
Total current assets	10,527,000	18,212,000
Investments - noncurrent	402,000	-
Property and Equipment, net	4,000	8,000
Intangible assets, net	3,174,000	1,785,000
Goodwill	4,651,000	1,864,000
Total assets	$18,758,000	$21,869,000

Liabilities
Accounts payable and accrued expense	$4,190,000	$3,614,000
Accrued contingent consideration	973,000	-
Contract liabilities	539,000	566,000
Total current liabilities	5,702,000	4,180,000
Deferred taxes	147,000	147,000
Warrant liability	4,000	8,000
Total liabilities	5,853,000	4,335,000

Stockholders’ Equity
Preferred Stock	-	-
Common Stock	2,000	1,000
Additional paid-in capital	312,214,000	307,495,000
Accumulated deficit	(299,231,000)	(289,962,000)
Accumulated other comprehensive income (loss)	(80,000)	-
Total stockholders’ equity (deficit)	12,905,000	17,534,000
Total liabilities and stockholders’ equity	$18,758,000	$21,869,000

SUPER LEAGUE ENTERPRISE, INC.

CONDENSED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2026 AND 2025

(In U.S. dollars, rounded to the nearest thousands, except share and per share data)

(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

REVENUE	$3,009,000	$3,001,000	$6,012,000	$5,719,000

COST OF REVENUE	(1,765,000)	(1,692,000)	(3,691,000)	(3,214,000)

GROSS PROFIT	1,244,000	1,309,000	2,321,000	2,505,000

OPERATING EXPENSE
Selling, marketing and advertising	1,737,000	2,107,000	3,728,000	4,499,000
Engineering, technology and development	1,214,000	694,000	1,882,000	1,623,000
General and administrative	1,939,000	1,653,000	4,516,000	3,173,000
Contingent consideration	-	-	-	(14,000)
TOTAL OPERATING EXPENSE	4,890,000	4,454,000	10,126,000	9,281,000

NET OPERATING LOSS	(3,646,000)	(3,145,000)	(7,805,000)	(6,776,000)

OTHER INCOME (EXPENSE)
Interest income	49,000	-	139,000
Gain on sale of intangible assets	-	100,000	-	343,000
Interest expense, including change in fair value of promissory notes carried at fair value	-	181,000	-	(1,221,000)
Write off of deferred financing costs	(825,000)		(825,000)
Change in fair value of warrant liability	-	144,000	4,000	861,000
Other	32,000	(63,000)	46,000	(220,000)
TOTAL OTHER INCOME (EXPENSE), NET	(744,000)	362,000	(636,000)	(237,000)

LOSS BEFORE INCOME TAXES	(4,390,000)	(2,783,000)	(8,441,000)	(7,013,000)

PROVISION FOR INCOME TAXES	-	-	-	-

NET LOSS	$(4,390,000)	$(2,783,000)	$(8,441,000)	$(7,013,000)

Net loss per share attributable to common stockholders - basic and diluted
Net loss per common share	$(2.70)	$(54.24)	$(3.53)	$(160.74)
Weighted-average number of shares outstanding, basic	1,842,300	53,157	2,622,281	44,257

OTHER COMPREHENSIVE LOSS:
Unrealized loss on available-for-sale securities	(31,000)	-	(80,000)	-
TOTAL OTHER COMPREHENSIVE LOSS:	(31,000)	-	(80,000)	-

TOTAL COMPREHENSIVE LOSS	$(4,421,000)	$(2,783,000)	$(8,521,000)	$(7,013,000)

SUPER LEAGUE ENTERPRISE, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2026 AND 2025

(In U.S. dollars, rounded to the nearest thousands, except share and per share data)

(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

GAAP net loss	$(4,390,000)	$(2,783,000)	$(8,441,000)	$(7,013,000)

Add back:
Non-cash stock compensation	955,000	475,000	2,070,000	759,000
Non-cash amortization of intangibles	999,000	540,000	1,541,000	1,080,000
Change in fair value of warrant liability	-	(144,000)	(4,000)	(861,000)
Other	600,000	(185,000)	600,000	(302,000)
Proforma net loss	$(1,836,000)	$(2,097,000)	$(4,234,000)	$(6,337,000)

Pro forma non-GAAP net earnings (loss) per common share — basic and diluted	$(1.00)	$(39.45)	$(1.61)	$(143.19)
Non-GAAP weighted-average shares — basic and diluted	1,842,300	53,157	2,622,281	44,257

SUPER LEAGUE ENTERPRISE, INC.

Reconciliation of Net Loss to Net Loss Attributable to Common Stockholders

(Numerator in loss per share calculation)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2026 AND 2025

(In U.S. dollars, rounded to the nearest thousands, except share and per share data)

(UNAUDITED)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net loss	$(4,390,000)	$(2,783,000)	$(8,441,000)	$(7,013,000)
Preferred stock dividends paid or accrued– common stock	-	(100,000)	(253,000)	(101,000)
Deemed dividend - Series C Preferred Redemption	427,000	-	427,000	-
Deemed dividend - Warrant Down Round	(1,002,000)	-	(1,002,000)	-
	$(4,965,000)	$(2,883,000)	$(9,269,000)	$(7,114,000)

SUPER LEAGUE ENTERPRISE, INC.

CONDENSED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2026 AND 2025
(In U.S. dollars, rounded to the nearest thousands, except share and per share data)

(UNAUDITED)

	Six Months Ended
	June 30,
	2026	2025

Cash Flows from Operating Activities:
Net loss	$(8,441,000)	$(7,013,000)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	1,548,000	1,091,000
Stock-based compensation	2,070,000	759,000
Write off of noncash deferred financing costs	600,000	-
Change in fair value of warrant liability	(4,000)	(861,000)
Amortization/accretion of premiums and discounts on available-for-sale securities, net	(21,000)	-
Change in fair value of contingent consideration	-	(91,000)
Change in fair value of debt	-	392,000
Gain on sale of intangible assets	-	(152,000)
Changes in operating assets and liabilities
Accounts Receivable	(349,000)	773,000
Prepaid Expense and Other Assets	(344,000)	(74,000)
Accounts payable and accrued expense	261,000	103,000
Contract liabilities	(27,000)	986,000
Accrued interest on available-for-sale securities	(17,000)	-
Accrued interest on notes payable	-	92,000
Net Cash Used in Operating Activities	(4,724,000)	(3,995,000)

Cash Flows From Investing Activities:
Cash paid in connection with Misfits Acquisition	(1,500,000)	-
Cash paid in connection with Bounce Acquisition	(100,000)	-
Investment in Roblox digital property	(165,000)	-
Investment in Solsten Inc.	(200,000)	-
Investment in marketable securities, available-for-sale	(8,982,000)	-
Proceeds from sale of marketable securities, available-for-sale	3,395,000	-
Proceeds from sale of Mineville Assets	-	350,000
Proceeds from sale of Minehut Assets	-	656,000
Capitalization of software development costs	(40,000)	(200,000)
Other intangibles	(25,000)	(10,000)
Net Cash (Used In) Provided by Investing Activities	(7,617,000)	796,000

Cash Flows From Financing Activities:
Redemption of Series C preferred stock	(922,000)	-
Proceeds from issuance of preferred stock, net	-	-
Proceeds from issuance of common stock, net of issuance costs	-	1,945,000
Proceeds from the issuance of promissory notes, net of issuance costs	-	4,011,000
Payments on promissory notes	-	(3,518,000)
Contingent consideration payments	-	(50,000)
Accounts receivable facility advances	-	429,000
Payments on accounts receivable facility	-	(453,000)
Net Cash (Used in) Provided by Financing Activities	(922,000)	2,364,000

Net Change in Cash and Cash Equivalents	(13,263,000)	(835,000)
Cash and Cash Equivalents at Beginning of the Period	14,390,000	1,310,000
Cash and Cash Equivalents at End of the Period	$1,127,000	$475,000